CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to our Firm in Item #6 of Form 10-K (000-28405) of meVC Draper Fisher Jurvetson Fund Inc. dated January 29, 2004 which appear in this Form 10-K.


PricewaterhouseCoopers LLP
Boston, Massachusetts
January 29, 2004